Exhibit 10.3

CARGURUS, INC.

AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

CARGURUS, INC.

Amended and Restated 2015 Equity Incentive Plan

1.                                      Purpose

This Plan is intended to encourage ownership of Stock by employees, consultants and directors of the Company and its Affiliates and provide additional incentive for them to promote the success of the Company’s business.  The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Awards are required to be Incentive Options.  The Plan was first effective on June 26, 2015, and was amended and restated effective August 6, 2015 to permit the grant of Restricted Stock Units under the Plan, remove Class B Common Stock from the pool of shares available for issuance under the Plan and make certain other desired changes.  The Plan was amended and restated as of October 15, 2015 to add a ten year term and to make certain other desired changes.  The Plan was again amended and restated to merge the CarGurus, Inc. Amended and Restated 2006 Equity Incentive Plan (the “2006 Plan”) into this Plan, to increase the number of shares of Class A Common Stock to be issued hereunder and to lengthen the ten-year term, effective as of August 22, 2016.  Outstanding options under the 2006 Plan shall continue in effect according to their terms as in effect before August 22, 2016 (subject to such amendments and adjustments as the Committee determines, consistent with the 2006 Plan, as applicable), and the shares with respect to outstanding options under the 2006 Plan shall be issued or transferred under this Plan.  To effectuate the recapitalization of the Company’s capital stock pursuant to which each share of Class A Common Stock and each share of Class B Common Stock was exchanged for two shares of Class A Common Stock and four shares of Class B Common Stock, the Plan is hereby amended and restated, effective as of the Restatement Effective Date, to memorialize the adjustment of the numbers and kinds of shares available for issuance pursuant to awards outstanding under the Plan as of the Restatement Effective Date and to reflect that the shares of Class B Common Stock that were not subject to outstanding awards as of the Restatement Effective Date were replaced with the equivalent number of shares of Class A Common Stock , as approved by the Committee pursuant to Section 8.1 hereof.

2.                                      Definitions

As used in the Plan, the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:

2.1                               Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

2.2                               Award means any grant or sale pursuant to the Plan of Options, Restricted Stock, Restricted Stock Units or Stock Grants.

2.3                               Award Agreement means an agreement between the Company and the recipient of an Award, or other notice of grant of an Award, setting forth the terms and conditions of the Award.

2.4                               Board means the Company’s Board of Directors.

2.5                               Class A Common Stock means Class A common stock, par value $0.001 per share, of the Company.

2.6                               Class B Common Stock means Class B common stock, par value $0.001 per share, of the Company.

2.7                               Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.8                               Committee means any committee of the Board delegated responsibility by the Board for the administration of the Plan, as provided in Section 5 of this Plan.  For any period during which no such committee is in existence “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

2.9                               Company means CarGurus, Inc., a corporation organized under the laws of the State of Delaware.

2.10                        Dividend Equivalent means an amount determined by multiplying the number of shares of Stock subject to a Restricted Stock Unit by the per-share cash dividend paid by the Company on outstanding Stock, or the per-share Market Value of any dividend paid on  outstanding Stock in consideration other than cash.  If interest is credited on accumulated divided equivalents, the term “Dividend Equivalent” shall include the accrued interest.

2.11                        Effective Date means June 26, 2015.

2.12                        “forfeiture,” “forfeit,” and derivations thereof, when used in respect of Restricted Stock purchased by a Participant, includes the Company’s repurchase of such Restricted Stock at less than the Stock’s then Market Value.

2.13                        Grant Date means the date as of which an Option is granted, as determined under Section 7.1(a).

2.14                        Incentive Option means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.15                        Market Value means the fair market value of a share of Stock on any date as determined by the Committee.

2.16                        Nonstatutory Option means any Option that is not an Incentive Option.

2.17                        Option means an option to purchase shares of Stock.

2.18                        Optionee means an eligible individual to whom an Option shall have been granted under the Plan.

2.19                        Participant means any holder of an outstanding Award under the Plan.

2.20                        Plan means this Amended and Restated 2015 Equity Incentive Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.

2.21                        Public Offering means the initial registration of the Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended.

2.22                        Restatement Effective Date means June 21, 2017, subject to the approval of the Plan by the Company’s stockholders.

2.23                        Restricted Stock means a grant or sale of shares of Stock to a Participant subject to a Risk of Forfeiture.

2.24                        Restricted Stock Unit means a grant of a phantom unit representing a share of Stock on a one-for-one basis, subject to restrictions and other forfeiture conditions, as the Committee determines.

2.25                        Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Stock or Restricted Stock Units, during which the shares of Restricted Stock or Restricted Stock Units are subject to a Risk of Forfeiture described in the applicable Award Agreement.

2.26                        Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock or Restricted Stock Units, including a right in the Company to reacquire the Stock at less than its then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions, as the Committee determines.

2.27                        Stock means, collectively, Class A Common Stock and Class B Common Stock, and such other securities as may be substituted for Stock pursuant to Section 8.

2.28                        Stock Grant means the grant of shares of Stock not subject to restrictions or other forfeiture conditions.

2.29                        Stockholders’ Agreement means any agreement by and among the holders of at least a majority of the outstanding voting securities of the Company and setting forth, among other provisions, restrictions upon the transfer of shares of Stock or on the exercise of rights appurtenant thereto (including but not limited to voting rights).

2.30                        Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code).  Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

3.                                      Term of the Plan

Unless the Plan shall have been earlier terminated by the Board or extended by the Board with the approval of the stockholders, Awards may be granted under this Plan at any time in the period commencing on the Effective Date and ending on August 21, 2026.  Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan.

4.                                      Stock Subject to the Plan

Subject to the provisions of Section 8 of the Plan, as of the Restatement Effective Date,  the maximum number of shares of Stock that may be issued pursuant to or subject to outstanding Awards granted under the Plan, and the maximum number of shares of Stock issued pursuant to or subject to outstanding Incentive Options, shall not exceed 8,343,384 shares of Stock; which includes (i) 3,181,740 shares of Class A Common Stock plus (ii) 5,161,644 shares of Class B Common Stock; provided, however, that the number of shares of Class A Common Stock that may be issued pursuant to or subject to outstanding Awards granted under the Plan may be increased, on a share for share basis, by the number of shares of Class B Common Stock that are (I) subject to outstanding options granted under the 2006 Plan or this Plan that expire, terminate, or are cancelled for any reason without having been exercised pursuant to Section 4(a) below, (II) surrendered in payment of the exercise price of outstanding options granted under the 2006 Plan or this Plan pursuant to Section 4(b) below and (III) withheld in satisfaction of tax withholding upon exercise of outstanding options granted under the 2006 Plan or this Plan pursuant to Section 4(c) below, and the number of shares of Class B Common Stock reserved hereunder will be decreased, on a corresponding share for share basis.  Effective as of August 22, 2016, no Awards with respect to Class B Common Stock will be granted under the Plan and, except with respect to outstanding options that are exercised on or after the Restatement Effective Date, no Class B Common Stock will be issued under the Plan.  For purposes of applying the foregoing limitation, settlement of any Award shall not count against the foregoing limitations except to the extent settled in the form of Stock and, without limiting the generality of the foregoing:

(a)                                 if any Option (including any option granted under the 2006 Plan) expires, terminates, or is cancelled for any reason without having been exercised in full, or if any other Award is forfeited, the shares of Stock not purchased by the Optionee or which are forfeited shall again be available for Awards with respect to Class A Common Stock to be granted under the Plan; provided that 135 shares of Stock subject to incentive stock options granted under the Plan and tendered in the tender offer closing on October 14, 2016 have not been made available for Awards with respect to Class A Common Stock to be granted under the Plan;

(b)                                 if any Option (including any option granted under the 2006 Plan) is exercised by delivering previously owned shares of Stock in payment of the exercise price therefor, or by surrender of shares of Stock subject to the Option (including any option granted under the 2006 Plan) in payment of the exercise price therefor, only the net number of shares, that is, the number of shares of Stock issued minus the number delivered and received by the Company or surrendered in payment of the exercise price, shall be considered to have been issued pursuant to an Award granted under the Plan; and

(c)                                  any shares of Stock either tendered or withheld in satisfaction of tax withholding obligations of the Company or an Affiliate shall again be available for issuance pursuant to Awards with respect to Class A Common Stock to be granted under the Plan.

None of the foregoing provisions of this Section 4, including the adjustment provisions of Section 8, shall apply in determining the maximum number of shares of Stock issued pursuant to or subject to outstanding Incentive Options unless consistent with the provisions of Section 422 of the Code, however.  Shares of Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

5.                                      Administration

The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and provided further, however, that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not officers, and to consultants, in accordance with such guidelines as the Committee shall set forth at any time or from time to time.  Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the employee, consultant or director to receive the Award and the form of Award.  In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants, and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant.  Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan.  The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.  All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

6.                                      Authorization of Grants

6.1                               Eligibility.  The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or consultant to one or more of the Company and its Affiliates or to any non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate.  However, only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option.

6.2                               General Terms of Awards.  Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe.  No prospective Participant shall have any rights with respect to an Award, unless and until such Participant shall have complied with the applicable terms and conditions of such Award (including if applicable delivering a fully executed copy of any agreement evidencing an Award to the Company).  All Awards shall be made conditional on the Participant’s acknowledgment, in writing or by acceptance of the Award, that all decisions and determinations of the Committee shall be final, binding and conclusive on the Participant, the Participant’s beneficiaries and any other person having or claiming an interest in such Award.  Awards need not be uniform as among Participants.

6.3                               Effect of Termination of Employment, Etc.  Unless the Committee shall provide otherwise with respect to any Option, if the Optionee’s employment or other service with the Company and its Affiliates ends for any reason, including because of an Affiliate ceasing to be an Affiliate, (a) any outstanding Option of the Participant shall cease to be exercisable in any respect not later than thirty (30) days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, and (b) any other outstanding Award of the Participant shall be forfeited on the terms specified in the applicable Award Agreement.  Cessation of the performance of services in one capacity, for example, as an employee, shall not result in termination of an Award while the Participant continues to perform services in another capacity, for example as a director.  Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other service, provided that it does not exceed the longer of three (3) months or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.  To the extent consistent with applicable law, the Committee may provide that Awards continue to vest for some or all of the period of any such leave, or that their vesting shall be tolled during any such leave and only recommence upon the Participant’s return from leave, if ever.

6.4                               Non-Transferability of Awards.  Except as otherwise provided in this Section 6, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative.  However, the Committee may, at or after the grant of an Award of a Nonstatutory Option, an Award of Restricted Stock Units or shares of Restricted Stock, provide that such Award may be transferred by the recipient to a family member in accordance with applicable securities laws and regulations; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Committee, acting in its sole discretion.  For this purpose, “family member” means any child, stepchild, grandchild, parent, grandparent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which the foregoing persons have more than fifty (50) percent of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50) percent of the voting interests.

7.                                      Specific Terms of Awards

7.1                               Options.

(a)                                 Grant Date.  The granting of an Option shall take place at the time specified in the Award Agreement.  Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Optionee.

(b)                                 Exercise Price.  The price at which shares of Stock may be acquired under each Option shall be not less than 100% of the Market Value of Stock on the Grant Date.  The price at which shares of Stock may be acquired under each Incentive Option shall not be less than 110% of the Market Value of Stock on the Grant Date if the Optionee is a Ten Percent Owner.

(c)                                  Option Period.  No Option may be exercised on or after the tenth anniversary of the Grant Date.  No Incentive Option may be exercised on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner.

(d)                                 Exercisability.  An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine.  In the case of an Option not otherwise immediately exercisable in full, the Committee may provide that such Option shall become exercisable in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to the acceleration.

(e)                                  Grants to Non-Exempt Employees.  Notwithstanding the foregoing, Options granted to persons who are non exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the Grant Date (except that such Options may become exercisable, as determined by the Committee, upon the Optionee’s death, disability or retirement, or upon a Transaction or other circumstances permitted by applicable regulations.

(f)                                   Method of Exercise.  An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 16, specifying the number of shares of Stock with respect to which the Option is then being exercised.  The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares of Stock to be purchased or, subject in each instance to the Committee’s approval, acting in its sole discretion, Section 9.6 and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company,

(i)                                     by delivery to the Company of shares of Stock having a Market Value equal to the exercise price of the shares to be purchased, or

(ii)                                  by surrender of the Option as to all or part of the shares of Stock for which the Option is then exercisable in exchange for shares of Stock having an aggregate Market Value equal to the difference between (1) the aggregate Market Value of the shares of Stock subject to the surrendered portion of the Option, and (2) the aggregate exercise price under the Option for the surrendered portion of the Option (i.e., “net exercise”), or

(iii)                               by delivery to the Company of the Optionee’s executed promissory note in the principal amount equal to the exercise price of the shares of Stock to be purchased and otherwise in such form as the Committee shall have approved, or

(iv)                              by delivery of any other lawful means of consideration which the Committee may approve.

If the Stock becomes traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company).  Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option.  Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased.  Such shares of Stock shall be fully paid and nonassessable.

(g)                                  Limit on Incentive Option Characterization.  An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit”.  The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates.  Any shares of Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

(h)                                 Notification of Disposition.  Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of the shares of Stock issued upon such exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

(i)                                     Rights Pending Exercise.  No person holding an Option shall be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock issuable pursuant to his Option, except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to such holder or his agent.

7.2                               Restricted Stock.

(a)                                 Purchase Price.  Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

(b)                                 Issuance of Certificates.  Each Participant receiving a Restricted Stock Award, subject to subsection (c) below, shall be issued a stock certificate in respect of such shares of Restricted Stock.  Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

The shares evidenced by this certificate are subject to the terms and conditions of CarGurus, Inc. Amended and Restated 2015 Equity Incentive Plan and an Award Agreement entered into by the registered owner and CarGurus, Inc., copies of which will be furnished by the Company to the holder of the shares evidenced by this certificate upon written request and without charge.

(c)                                  Escrow of Shares.  The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

(d)                                 Restrictions and Restriction Period.  During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement.  Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(e)                                  Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award.  Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock (but any dividends or other distributions payable in shares of Stock or other securities of the Company shall constitute additional Restricted Stock, subject to the same Risk of Forfeiture as the shares of Restricted Stock in respect of which such shares of Stock or other securities are paid).  The Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares of Stock are available under Section 4.

(f)                                   Lapse of Restrictions.  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

7.3                               Stock Grants.  Stock Grants shall be awarded solely in recognition of significant contributions to the success of the Company or its Affiliates, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate.  Stock Grants shall be made without forfeiture conditions of any kind.

7.4                               Restricted Stock Units.

(a)                                 Crediting of Units.  Each Restricted Stock Unit shall represent the right of the Participant to receive an amount based on the value of a share of Stock, if specified conditions are met.  All Restricted Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.

(b)                                 Terms of Stock Units.  During the Restriction Period applicable to Restricted Stock Units, such Restricted Stock Units shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement.  Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(c)                                  No Rights as a Stockholder, Dividend Equivalents.  A Participant has no rights as stockholder until the Participant receives shares of Stock upon settlement of the Restricted Stock Units.  The Committee may grant Dividend Equivalents in connection with Restricted Stock Units.  Dividend Equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Stock, and upon such terms and conditions as the Committee shall determine.

(d)                                 Payment With Respect to Restricted Stock Units.  Payments with respect to Restricted Stock Units may be made in cash, in Stock, or in a combination of the two, as determined by the Committee.  If the Participant receives Stock in settlement of Restricted Stock Units, the certificates for such shares shall be delivered to the Participant promptly.

7.5                               Awards to Participants Outside the United States.  The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States.  The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award.  No such modification, supplement, amendment, restatement or alternative version may increase the share limit of Section 4.

8.                                      Adjustment and Related Provisions

8.1                               Adjustment for Corporate Actions.  All of the share numbers set forth in the Plan reflect the capital structure of the Company as of the Restatement Effective Date.  If subsequent to the Restatement Effective Date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, as a result of a merger, consolidation, reorganization, spinoff, recapitalization, reclassification, stock dividend, stock split, reverse stock split, exchange of shares or other unusual event affecting the outstanding Stock as a class without the Company’s receipt of consideration,  with respect to such shares of Stock, an appropriate and proportionate adjustment, as determined by the Committee in its discretion, will be made in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable), (iv) the applicable Market Value of Awards, and (v) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.  Any adjustments to outstanding Awards shall be consistent with Section 409A or 424 of the Code, to the extent applicable.  Any adjustment determined by the Committee shall be final, binding and conclusive.

8.2                               Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  In the event of any corporate action not specifically covered by the preceding Section, including but not limited to an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances.

8.3                               Related Matters.  Any adjustment in Awards made pursuant to Sections 8.1 or 8.2 shall be determined and made, if at all, by the Committee acting in its sole discretion and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture and applicable repurchase prices for Restricted Stock, Risks of Forfeiture for Restricted Stock Units, which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8.  The Committee, in its discretion, may determine that no fraction of a share of Stock shall be purchasable or deliverable upon exercise, and in that event if any adjustment hereunder of the number of shares of Stock covered by an Award would cause such number to include a fraction of a share of Stock, such number of shares of Stock shall be adjusted to the nearest smaller whole number of shares.  No adjustment of an Option exercise price per share pursuant to Sections 8.1 or 8.2 shall result in an exercise price which is less than the par value of the Stock.

8.4                               Transactions.

(a)                                 Definition of Transaction.  In this Section 8.4, “Transaction” means (1) any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time (“Exchange Act”), directly or indirectly acquires, beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities, other than (i) the Company or an Affiliate, (ii) an employee benefit plan of the Company or any of its Affiliates, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iv) an underwriter temporarily holding securities pursuant to an offering of such securities, (v) a transaction or series of related transactions pursuant to which the Company issues securities in a bona fide sale to raise funds for operations, (vi) an initial or subsequent public offering of the Stock or (vii) a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholder to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors, (2) the consummation of (i) any merger or consolidation of the Company with or into another corporation as a result of which the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, (ii) any sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions or (iii) any liquidation or dissolution of the Company.

(b)                                 Treatment of Options.

(1)                                 Assumption of Outstanding Options.  Upon a Transaction where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised or paid at the time of the Transaction shall be assumed, or substantially equivalent options shall be provided in substitution therefore, by the surviving corporation (or a parent or subsidiary of the surviving corporation).  After a Transaction, references to the “Company” as they relate to employment matters shall include the successor employer.

(2)                                 Vesting upon Certain Terminations of Employment.  Unless the Award Agreement provides otherwise, if a Participant’s employment is terminated by the Company without Cause upon or within 12 months following a Transaction, the Participant’s outstanding Options shall become vested and exercisable as to 50% of the then unvested and unexercisable portion as of the date of such termination; provided that if the vesting of any such Options is based, in whole or in part, on performance, the applicable Award Agreement shall specify how the portion of the Option that becomes vested pursuant to this Section 8.4(b) shall be calculated.

(3)                                 Other Alternatives.  In the event of a Transaction, if all outstanding Options are not assumed, or substantially equivalent options are not provided in substitution therefore, by the surviving corporation (or a parent or subsidiary of the surviving corporation), the Committee may take any of the following actions with respect to any or all outstanding Options, without the consent of any Participant:

(i)                                     Upon written notice to the holders, provide that the holders’ unexercised Options will terminate immediately prior to the consummation of such Transaction unless, in the case of Options then exercisable, exercised within a specified period following the date of such notice.

(ii)                                  Provide that outstanding Options shall become exercisable in whole or in part prior to or upon the Transaction.

(iii)                               Provide for cash payments, net of applicable tax withholdings, to be made to holders equal to the excess, if any, of (A) the acquisition price times the number of shares of Stock subject to an Option (to the extent the exercise price does not exceed the acquisition price) over (B) the aggregate exercise price for all such shares of Stock subject to the Option, in exchange for the termination of such Option; provided, however, that if the acquisition price does not exceed the exercise price of any such Option, the Committee may cancel that Option without the payment of any consideration therefore prior to or upon the Transaction.  For this purpose, “acquisition price” means the amount of cash, and market value of any other consideration, received in payment for a share of Stock surrendered in a Transaction.

(iv)                              Provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds as and when received net of the exercise price thereof and any applicable tax withholdings.

(v)                                 Any combination of the foregoing.

For purposes of paragraph (1) above, an Option shall be considered assumed, or a substantially equivalent option shall be considered to have been provided in substitution therefore, if following consummation of the Transaction the Option confers the right to purchase, for each share of Stock subject to the Option immediately prior to the consummation of the Transaction, the consideration (whether cash, securities or other property) received as a result of the Transaction by holders of Stock for each share of Stock held immediately prior to the consummation of the Transaction; provided, however, if holders were offered a choice of consideration, the relevant consideration shall be the type of consideration chosen by the holders of a majority of the outstanding shares of Stock; and provided, further, however, that if the consideration received as a result of the Transaction is not solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof), the Committee may provide for the consideration to be received upon the exercise of Options to consist solely of common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof) equivalent in value to the per share consideration received by holders of outstanding shares of Stock as a result of the Transaction.  In all cases, including in determining any acquisition price, the consideration received in any Transaction need not take into account any contingent consideration except on such basis as the Committee may determine.

(c)                                  Treatment of Restricted Stock.  As to outstanding Awards in the form of Restricted Stock, upon the occurrence of a Transaction other than a liquidation or dissolution of the Company which is not part of another form of Transaction, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Committee determines otherwise, apply to the cash, securities or other property which the Stock was converted into or exchanged for pursuant to such Transaction in the same manner and to the same extent as they applied to the Restricted Stock Award.  Upon the occurrence of a Transaction involving a liquidation or dissolution of the Company which is not part of another form of Transaction, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all Risks of Forfeiture on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

(d)                                 Treatment of Restricted Stock Units.  In a Transaction, the Committee may take any one or more of the following actions as to all or any (or any portion of) outstanding Restricted Stock Units.

(1)                                 Provide that outstanding Restricted Stock Units shall become fully vested and shall be payable on terms determined by the Committee.

(2)                                 Provide that outstanding Restricted Stock Units shall be assumed, or substantially equivalent restricted stock units shall be provided in substitution therefore, by the acquiring or succeeding entity (or an affiliate thereof).

(3)                                 Provide that outstanding unvested Restricted Stock Units shall be terminated without any consideration therefor.

(4)                                 Provide for cash payments, net of applicable tax withholdings, to be made to holders on terms determined by the Committee in exchange for the termination of vested Restricted Stock Units.

(5)                                 Provide that, in connection with a liquidation or dissolution of the Company, Restricted Stock Units shall convert into the right to receive liquidation proceeds as and when received net of any applicable tax withholdings.

(6)                                 Any combination of the foregoing.

For purposes of paragraph (2) above, Restricted Stock Units shall be considered assumed, or a substantially equivalent restricted stock units shall be considered to have been provided in substitution therefore, if following consummation of the Transaction the Restricted Stock Units confers the right to receive, for each Restricted Stock Unit immediately prior to the consummation of the Transaction, the consideration (whether cash, securities or other property) received as a result of the Transaction by holders of Stock for each share of Stock held immediately prior to the consummation of the Transaction; provided, however, if holders were offered a choice of consideration, the relevant consideration shall be the type of consideration chosen by the holders of a majority of the outstanding shares of Stock; and provided, further, however, that if the consideration received as a result of the Transaction is not solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof), the Committee may provide for the consideration to be received upon the settlement of the Restricted Stock Units to consist solely of common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof) equivalent in value to the per share consideration received by holders of outstanding shares of Stock as a result of the Transaction.  In all cases, the consideration received in any Transaction need not take into account any contingent consideration except on such basis as the Committee may determine.

(e)                                  Related Matters.  In taking any of the actions permitted under this Section 8.4, the Committee shall not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.  Any determinations required to carry out the foregoing provisions of this Section 8.4, including but not limited to the market value of other consideration received by holders of Stock in a Transaction and whether substantially equivalent options or restricted stock units, as applicable, have been substituted, shall be made by the Committee acting in its sole discretion.  In connection with any action or actions taken by the Committee in respect of Awards and in connection with a Transaction, the Committee may require such acknowledgements of satisfaction and releases from Participants as it may determine.

9.                                      Settlement of Awards

9.1                               Violation of Law.  Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(a)                                 the shares of Stock are at the time of the issue of such shares effectively registered under the Securities Act of 1933, as amended; or

(b)                                 the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

9.2                               Corporate Restrictions on Rights in Stock.  Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company.  Whenever Stock is to be issued pursuant to an Award, if the Committee so directs at or after grant, the Company shall be under no obligation to issue such shares until such time, if ever, as the recipient of the Award (and any person who exercises any Option, in whole or in part), shall have become a party to and bound by the Stockholders’ Agreement, if any.  In the event of any conflict between the provisions of this Plan and the provisions of the Stockholders’ Agreement, the provisions of the Stockholders’ Agreement shall control except as required to fulfill the intention that any Incentive Option qualify as such, but insofar as possible the provisions of the Plan and such Agreement shall be construed so as to give full force and effect to all such provisions.

9.3                               Investment Representations.  The Company shall be under no obligation to issue any shares of Stock covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

9.4                               Registration.  If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense.  The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.  In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities.  Without limiting the generality of the foregoing provisions of this Section 9.4, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.

9.5                               Placement of Legends; Stop Orders; etc.  Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representations made in accordance with Section 9.3 in addition to any other applicable restrictions under the Plan, the terms of the Award and if applicable under the Stockholders’ Agreement and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock.  All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9.6                               Tax Withholding.  All Awards granted under the Plan shall be subject to the right of the Company or Affiliate that employs the Participant (the “Employer”) to require the recipient to remit to the Employer an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Employer an otherwise available tax deduction or otherwise) in connection with any taxable event with respect to an Award.  The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award.  However, in such cases Participants may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares of Stock to satisfy their tax obligations.  The number of shares of Stock withheld shall have a Market Value on the date the tax is to be determined equal to the applicable tax withholding amount, which shall be determined based on the minimum statutory tax withholding rate that could be imposed on the transaction or such other rate permitted by the Committee that will not cause an adverse accounting consequence or cost.  All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

10.                               Right of First Refusal; Repurchase Right

10.1                        Offer.  Prior to the consummation of a Public Offering, if at any time an individual desires to sell, encumber, or otherwise dispose of shares of Stock that were distributed to him or her under this Plan and that are transferable, the individual may do so only pursuant to a bona fide written offer, and the individual shall first offer the shares to the Company by giving the Company written notice disclosing: (i) the name of the proposed transferee of the Stock, (ii) the certificate number and number of shares of Stock proposed to be transferred or encumbered, (iii) the proposed price, (iv) all other terms of the proposed transfer, and (v) a written copy of the proposed offer.  Within 60 days after receipt of such notice, the Company shall have the option to purchase all or part of such Stock at the price and on the terms described in the written notice; provided that the Company may pay such price in installments over a period not to exceed four years, at the discretion of the Committee.

10.2                        Sale.  In the event the Company (or a stockholder, as described below) does not exercise the option to purchase Stock, as provided above, the individual shall have the right to sell, encumber, or otherwise dispose of the shares of Stock described in subsection (a) at the price and on the terms of the transfer set forth in the written notice to the Company, provided such transfer is effected within 15 days after the expiration of the option period.  If the transfer is not effected within such period, the Company must again be given an option to purchase, as provided above.

10.3                        Assignment of Rights.  The Board, in its sole discretion, may waive the Company’s right of first refusal and repurchase right under this Section 10.  If the Company’s right of first refusal or repurchase right is so waived, the Board may, in its sole discretion, assign such right to the remaining stockholders of the Company in the same proportion that each stockholder’s stock ownership bears to the stock ownership of all the stockholders of the Company, as determined by the Board.  To the extent that a stockholder has been given such right and does not purchase his or her allotment, the other stockholders shall have the right to purchase such allotment on the same basis.

10.4                        Purchase by the Company.  Prior to the consummation of a Public Offering, if a recipient of an Award ceases to be employed by, or provide service to, the Employer, the Company shall have the right to purchase all or part of any Stock distributed to such recipient under this Plan at its then current Market Value or at such other price as may be established in the Award Agreement; provided, however, that such repurchase shall be made in accordance with applicable law and shall be made in accordance with applicable accounting rules to avoid adverse accounting treatment.

10.5                        Public Offering.  On and after the consummation of a Public Offering, the Company shall have no further right to purchase shares of Stock under this Section 10.  The requirements of this Section 10 shall lapse and cease to be effective upon a Public Offering.

10.6                        Stockholders’ Agreement.  Notwithstanding the provisions of this Section 10, if the Committee requires that an Award recipient execute a Stockholders’ Agreement, pursuant to Section 9.2 hereof, with respect to any Stock distributed pursuant to this Plan, which contains a right of first refusal or repurchase right, the provisions of this Section 10 shall not apply to such Stock.

11.                               Reservation of Stock

The Company shall at all times during the term of the Plan and any outstanding Options granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Options and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

12.                               No Special Employment or Other Rights

Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other service with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or charter, certificate or articles, or by-laws, to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other service with the Company and its Affiliates.

13.                               Awards in Connection with Corporate Transactions and Otherwise

Nothing contained in this Plan shall be construed to limit the right of the Committee to make Awards under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Awards to employees thereof who become employees of the Company or an Affiliate, or for other proper corporate purposes.  Neither the adoption of the Plan by the Board nor any action taken in connection with the adoption or operation of the Plan shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.  Without limiting the foregoing, the Committee may make an Award to an employee, director or consultant of another corporation who becomes an employee, non-employee director or consultant by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its Affiliates in substitution for a stock option or stock awards granted by such corporation.  The terms and conditions of the substitute awards may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives.  The Committee shall prescribe the provisions of the substitute awards.

14.                               No Guarantee of Tax Consequences

Neither the Company nor any Affiliate, nor any director, officer, agent, representative or employee of either, guarantees to the Participant or any other person any particular tax consequences as a result of the grant of, exercise of rights under, or payment in respect of an Award, including but not limited to that an Option granted as an Incentive Option has or will qualify as an “incentive stock option” within the meaning of Section 422 of the Code or that the provisions and penalties of Section 409A of the Code, pertaining non-qualified plans of deferred compensation, will or will not apply.

15.                               Termination and Amendment of the Plan

The Plan shall terminate on August 21, 2026, unless the Plan is terminated earlier by the Board or extended by the Board with the approval of the stockholders.  The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable.  Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan.  Furthermore, the Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Award previously granted or (b) authorize the recipient of an Award to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

No amendment or modification of the Plan by the Board, or of an outstanding Award by the Committee, shall impair the rights of the recipient of any Award outstanding on the date of such amendment or modification or such Award, as the case may be, without the Participant’s consent; provided, however, that no such consent shall be required if (i) the Board or Committee, as the case may be, determines in its sole discretion that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code, or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) the Board or Committee, as the case may be, determines in its sole discretion that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated.

The Plan shall be the controlling document.  No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner.  The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

16.                               Notices and Other Communications

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Treasurer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor.  All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

17.                               Administrative Provisions

Nothing contained in the Plan shall require the issuance or delivery of certificates for any period during which the Company has elected to maintain or caused to be maintained the evidence of ownership of its shares of Stock, either generally or in the case of Stock acquired pursuant to Awards, by book entry, and all references herein to such actions or to certificates shall be interpreted accordingly in light of the systems maintained for that purpose.  Furthermore, any reference herein to actions to be taken or notices (including of grants of Awards) to be provided in writing or pursuant to specific procedures may be satisfied by means of and pursuant to any electronic or automated voice response systems the Company may elect to establish for such purposes, either by itself or through the services of a third party, for the period such systems are in effect.

18.                               Funding of the Plan

The Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Awards under the Plan.  In no event shall interest be paid or accrued on any Award, including unpaid installments of Awards.

19.                               Financial Statements

In the event there are at any time 2,000 or more holders of outstanding Options under the Plan or 500 or more holders of outstanding Options under the Plan who are not accredited investors, the Company shall provide to each such Optionee, at the time the outstanding Options first become held by 2,000 holders or 500 holders who are not accredited investors and at successive six month intervals thereafter, financial statements that meet the requirements of Rule 701(e)(4) under the Securities Act of 1933, as amended, and that are at the time of distribution not more than 180 days old.  Such obligation shall continue until such time as the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or (if earlier) no longer relies on the exemption from such reporting requirements provided by Rule 12h-1(f) under the Exchange Act.

20.                               Section 409A of the Code and Governing Law

It is intended that all Awards shall be granted and maintained on a basis which ensures they are exempt from, or otherwise compliant with, the requirements of Section 409A of the Code and the Plan shall be governed, interpreted and enforced consistent with such intent.  To the extent applicable, if on the date of a Participant’s “separation from service” (as such term is defined under Section 409A of the Code), Stock (or stock of any other company required to be aggregated with the Company for purposes of Section 409A of the Code and its corresponding regulations) is publicly-traded on an established securities market or otherwise and the Participant is a “specified employee” (as such term is defined in Section 409A(a)(2)(B)(i) of the Code and its corresponding regulations) as determined by the Committee (or its delegate) in its discretion in accordance with the requirements of Sections 409A and 416 of the Code, then all Awards that are deemed to be deferred compensation subject to the requirements of Section 409A of the Code and payable within six months following such Participant’s “separation from service” shall be postponed for a period of six months following the Participant’s “separation from service” with the Company and its Affiliates.

Neither the Committee nor the Company, nor any of its Affiliates or its or their officers, employees, agents, or representatives, shall have any liability or responsibility for any adverse federal, state or local tax consequences and penalty taxes which may result the grant or settlement of any Award on a basis contrary to the provisions of Section 409A of the Code or comparable provisions of any applicable state or local income tax laws.  The Plan and all Award Agreements and actions taken thereunder otherwise shall be governed, interpreted and enforced in accordance with the laws of the Delaware, without regard to the conflict of laws principles thereof.

Attachment A

Provisions Applicable to Award Recipients
Resident in California

Until such time as the Company’s Stock has been effectively registered under the Securities Act of 1933, as amended, and if required by any applicable law, the following additional terms shall apply to Awards, and Stock issued pursuant to such Awards, granted under the Plan to persons resident in California as of the date of grant of the Award (each such person, a “California Recipient”).  Capitalized terms not defined in this Attachment shall have the respective meanings set forth in the Plan.

1.                                      The following limitations shall apply to the early expiration of Options granted California Recipients on account of termination of employment (unless employment is terminated for cause as defined by applicable law or by the Committee):

(a)                                 Subject to Section 2(b) below, in the event the employment or other service with the Company and its Affiliates of an Optionee who is a California Resident is terminated, whether voluntary or otherwise and including on account of an entity ceasing to be an Affiliate of the Company, such California Recipient shall have at least 30 days after the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to exercise such Option to the extent exercisable as of the date of such termination.

(b)                                 In the event that the employment or service with the Company and its Affiliates of an Optionee who is a California Resident is terminated as a result of death or disability, as such disability is determined by the Committee, such California Recipient shall have at least 6 months after the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to exercise such Option to the extent exercisable as of the date of such termination.

2.                                      The Plan must be approved by a majority of the outstanding securities entitled to vote by the later of (i) within 12 months before or after the date the Plan is adopted by the Company and (ii) prior to or within 12 months of the date on which any Option or other Award is granted to a California Recipient.

CARGURUS, INC.
AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

THIS AGREEMENT (the “Agreement”) dated as of                   between CarGurus, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the individual identified in paragraph 1 below, currently residing at the address set out at the end of this Agreement (the “Optionee”).  Capitalized terms used but not defined herein shall have the meaning set forth for such terms in the Plan (as defined below).

1.             Grant of Option.  Pursuant and subject to the Company’s Amended and Restated 2015 Equity Incentive Plan, which is available for your review in your Shareworks account, (as the same may be amended from time to time, the “Plan”) the Company grants to you, the Optionee identified in the table below, an option (the “Option”) to purchase from the Company all or any part of a total of the number of shares identified in the table below (the “Optioned Shares”) of the Class A Common Stock, par value $0.001 per share, in the Company (the “Stock”), at the exercise price per share set out in the table below.

Optionee

Number of Shares

Exercise Price Per Share

Grant Date

Expiration Date

2.             Character of Option.  This Option is intended to be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to the maximum extent permitted by applicable law with any excess shares to be subject to the rules that apply to options that are not incentive stock options.  Excess shares shall mean all shares exercisable hereunder for the first time by the Optionee during any calendar year where, after taking into account all other option grants first exercisable in such calendar year, result in a total exercise price for such calendar year in excess of $100,000.

3.             Expiration of Option.  This Option shall expire at 5:00 p.m. prevailing Eastern Time on the Expiration Date or, if earlier, the earliest of the dates specified in whichever of the following applies:

(a)           If the termination of your employment or service is on account of your death or disability, the first anniversary of the date your employment or service ends.

(b)           If the termination of your employment or service is due to any other reason, thirty (30) days after your employment or service ends.

(c)           If the Company terminates your employment or service for cause (as determined by the Committee), or at the termination of your employment or service the Company had grounds to terminate your employment or service for cause (as determined by the Committee, whether then or thereafter determined, immediately upon the termination of your employment or service.

4.             Exercise of Option.  Until this Option expires, you may exercise it as to the number of Optioned Shares identified in the table below, in full or in part, at any time on or after the applicable exercise date or dates identified in the table.  However, during any period that this Option remains outstanding after your employment or service with the Company and its Affiliates ends, you may exercise it only to the extent it was exercisable immediately prior to the end of your employment or service.  The procedure for exercising this Option is described in Section 7.1(f) of the Plan.  As a condition to exercise, you must execute and deliver an Instrument of Adherence to the Company’s Stockholders’ Agreement.

Number of Shares in Each Installment	Initial Exercise Date for Shares in Installment

5.             Transfer of Option.  You may not transfer this Option except by will or the laws of descent and distribution, and, during your lifetime, only you may exercise this Option.

6.             Incorporation of Plan Terms.  This Option is granted subject to all of the applicable terms and provisions of the Plan, including but not limited to the limitations on the Company’s obligation to deliver Optioned Shares upon exercise set forth in Section 9 (Settlement of Awards).

7.             Entire Agreement.  This Agreement contains the entire understanding between the Company and Optionee with respect to the matter set forth herein, and shall supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.

8.             Miscellaneous.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of you.  Capitalized terms used but not defined herein shall have the meaning assigned under the Plan.  This Agreement may be executed in one or more counterparts all of which together shall constitute but one instrument.

9.             Tax Withholding and Tax Consequences.  All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any withholding taxes, if applicable.  The Company makes no representation or warranty as to the tax treatment to you of your receipt or exercise of this Option or upon your sale or other disposition of the Optioned Shares.  You should rely on your own tax advisors for such advice.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument effective as of the Grant Date.

CARGURUS, INC.

By:

Title:

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all the decisions and determinations of the Committe shall be final, binding and conclusive.

Signature of Optionee

Optionee’s Address:

CARGURUS, INC.

AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) dated as of October [  ], 2015 (the “Grant Date”), between CarGurus, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the individual identified in Section 1 below, currently residing at the address set out at the end of this Agreement (the “Grantee”).  Capitalized terms used but not defined herein shall have the meaning set forth for such terms in the Plan (as defined below).

1.             Grant of Restricted Stock Units.  Pursuant and subject to the CarGurus, Inc. Amended and Restated 2015 Equity Incentive Plan as attached hereto on Exhibit A (as the same may be amended from time to time, the “Plan”), the Company grants to Grantee identified in the table below, the number of restricted stock units set forth in the table below (the “Restricted Stock Units”) under the Plan on the Grant Date.  This grant of Restricted Stock Units satisfies the Company’s obligation to grant restricted stock units as described in the offer letter between the Company and Grantee (the “Offer Letter”).

Grantee

Number of Restricted Stock Units

2.             Restricted Stock Unit Account.       Restricted Stock Units represent hypothetical shares of Stock on a one-for-one basis, and not actual shares of Stock.  The Company shall establish and maintain a bookkeeping account on its records, and shall record in such account the number of Restricted Stock Units granted to Grantee (“Restricted Stock Unit Account”).  No shares of Stock shall be issued to Grantee at the time the Restricted Stock Units are granted, and Grantee shall not be, nor have any of the rights or privileges of, a stockholder of the Company with respect to any Restricted Stock Units recorded in the account.  Grantee shall not have any interest in any fund or specific assets of the Company by reason of this grant of Restricted Stock Units or the Restricted Stock Unit Account established.  Grantee shall not have the right to receive any dividends or other distributions with respect to Restricted Stock Units.

3.             Vesting of Restricted Stock Units.

(a)           The Restricted Stock Units shall be subject to service-based vesting requirements (“Service-Based Vesting”) and liquidity event-based vesting requirements (“Liquidity Event-Based Vesting”), as described below.  The Restricted Stock Units shall not vest, in whole or in part, unless both the Service-Based Vesting and Liquidity Event-Based Vesting requirements are satisfied on or before the Expiration Date (defined in Section 4 below).  If both the Service-Based Vesting requirement and the Liquidity Event-Based Vesting requirement are satisfied on or before the Expiration Date, the vesting date will be the first date upon which both of those requirements are satisfied (the “Vesting Date”).

(i)            Service-Based Vesting.  Subject to Grantee’s continued employment or service from the Start Date (as defined in the Offer Letter) through the applicable date, the Service-Based Vesting requirements will be satisfied as follows:  25% of the Restricted Stock Units shall vest on the first anniversary of the Start Date and 6.25% of the Restricted Stock Units shall vest on the last day of each three month period thereafter until the fourth anniversary of the Start Date, at which time 100% of the Restricted Stock Units shall be vested for purposes of the Service-Based Vesting requirement.  Notwithstanding the foregoing, if a Transaction occurs during Grantee’s employment or service and before the fourth anniversary of the Start Date,    % of any portion of the Restricted Stock Units that are not vested as to the Service-Based Vesting requirements will accelerate and become fully vested.

(ii)           Liquidity Event-Based Vesting.  Subject to Grantee’s continued employment or service from the Start Date through the applicable date, the Liquidity Event-Based Vesting requirements will be satisfied upon the first to occur of a Public Offering or the consummation of a Transaction (each of a Public Offering and a Transaction, shall be referred to herein as a “Liquidity Event”).  For purposes the Liquidity Event-Based Vesting requirements, any Liquidity Event must occur prior to the Expiration Date.

(b)           The vesting of the Restricted Stock Units shall be cumulative, but shall not exceed 100% of the Restricted Stock Units.  If the foregoing schedule would produce fractional Restricted Stock Units, the number of Restricted Stock Units that vest shall be rounded down to the nearest whole Restricted Stock Unit.  Except as otherwise set forth in Section 4 below, if Grantee’s employment and service with the Company terminates for any reason before the Restricted Stock Units are fully vested, any unvested Restricted Stock Units shall automatically terminate and be forfeited as of the date on which Grantee’s employment or service terminates.

4.             Expiration Date; Effect of Termination of Employment or Service.

(a)           Expiration Date.  If both the Service-Based Vesting and Liquidity Event-Based Vesting requirements are not satisfied prior to the seventh anniversary of the Grant Date, the Restricted Stock Units shall expire at 5:00 p.m. Eastern Time on the seventh anniversary of the Grant Date (the “Expiration Date”), unless they are terminated earlier pursuant to the provisions of this Agreement or the Plan.

(b)           Voluntary Termination or Termination without Cause.  If Grantee’s employment or service is terminated by the Company without Cause (as defined in the Offer Letter) or by Grantee for any reason prior to the Expiration Date and prior to the occurrence of a Liquidity Event, Grantee will retain any portion of the Restricted Stock Units that are vested as to the Service-Based Vesting requirements and any portion of the Restricted Stock Units that are not vested as to the Service-Based Vesting requirements will be forfeited on the date Grantee’s employment or service terminates.  The Restricted Stock Units not otherwise forfeited in accordance with the foregoing sentence in this Section 4(b) may vest to the extent the Liquidity Event-Based Vesting requirements are satisfied prior to the Expiration Date.

(c)           Termination for Cause.  If the Company terminates Grantee’s employment or service for Cause, any portion of the Restricted Stock Units, whether vested or unvested, will be forfeited immediately upon such termination.

5.             Redemption of Restricted Stock Units.

(a)           Redemption Date.  Restricted Stock Units that vest as to both the Service-Based Vesting requirements and the Liquidity Event-Based Vesting requirements will be redeemed for shares of Stock within 60 days following the Vesting Date; provided, however, that if the first Liquidity Event to occur prior to the Expiration Date is a Public Offering, any vested Restricted Stock Units will be settled on the 180th day following the date of the Public Offering.

(b)           Taxes.  All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.  Subject to Committee approval, Grantee may elect to satisfy any tax withholding obligation of the Company with respect to the Restricted Stock Units by having shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, and local tax liabilities (or such other rate permitted by the Committee that will not cause an adverse accounting consequence or cost).  The Company makes no representation or warranty as to the tax treatment to Grantee of Grantee’s receipt of the Restricted Stock Units or upon Grantee’s sale or other disposition of any Stock that may be received as a result of the Restricted Stock Units.  Grantee should rely on Grantee’s own tax advisors for such advice.

(c)           Stock Issuance.  The obligation of the Company to deliver Stock shall be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares of Stock, the shares of Stock may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.  The issuance of shares of Stock to Grantee pursuant to this Agreement is subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

6.             Incorporation of Plan Terms.  The Restricted Stock Units are granted subject to all of the applicable terms and provisions of the Plan, which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  The grant of, and issuance of shares of Stock with respect to, the Restricted Stock Units are subject to interpretations, regulations and determinations concerned the Plan established from time to time by the Committee in accordance with the provisions of the Plan.  The Committee shall have the authority to interpret and construe the grant of Restricted Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

7.             No Employment or Other Rights.  The grant of the Restricted Stock Units shall not confer upon Grantee any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate Grantee’s employment or service at any time for any reason.  The right of the Company to terminate at will Grantee’s employment or service at any time for any reason is specifically reserved.

8.             No Stockholder Rights.  Neither Grantee, nor any person entitled to receive payment in the event of Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Stock, until certificates for shares have been issued upon payment of Restricted Stock Units, if applicable.

9.             Assignment and Transfers. The rights and interests of Grantee under this Agreement may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than in the event of the death of Grantee, by will or by the laws of descent and distribution.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries and affiliates.  This Agreement may be assigned by the Company without Grantee’s consent.

10.          Section 409A.  This Agreement is intended to be exempt from the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), under the “short-term deferral” exception set forth in the regulations under section 409A of the Code.  If any payment under this Agreement is subject to the requirements of section 409A of the Code, the Agreement will be administered in accordance with section 409A of the Code and its corresponding regulations and applicable guidance to the extent section 409A of the Code applies to the such payment, and any such payment may only be made upon an event and in a manner permitted by section 409A of the Code.  Notwithstanding any provision in this Agreement to the contrary, if at the time of the payment under this Agreement, the Company (or any company in the Company’s controlled group, as determined under section 409A of the Code) has securities which are publicly-traded on an established securities market and Grantee is a “specified employee” (as defined in section 409A of the Code) and it is necessary to postpone the commencement of any payments otherwise payable under this Agreement to prevent any accelerated or additional tax under section 409A of the Code, then the Company will postpone the payment until 10 days after the end of the six-month period following the original payment date.  If Grantee dies during the postponement period prior to the payment of the postponed amount, the amounts postponed on account of section 409A of the Code shall be paid to the personal representative of Grantee’s estate within 60 days after the date of Grantee’s death.  The determination of who is a specified employee, including the number and identity of persons considered specified employees and the identification date, shall be made by the Committee or its delegate in accordance with the provisions of sections 416(i) and 409A of the Code.  In no event shall Grantee, directly or indirectly, designate the calendar year of payment.  To the extent that any provision of this Agreement would cause a conflict with the requirements of section 409A of the Code, or would cause the administration of the Agreement to fail to satisfy the requirements of section 409A of the Code, such provision shall be deemed null and void to the extent permitted by applicable law.  This Agreement may be amended without the consent of Grantee in any respect deemed by the Committee to be necessary in order to preserve compliance with section 409A of the Code.

11.          Entire Agreement.  This Agreement contains the entire understanding between the Company and Grantee with respect to the matter set forth herein, and shall supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, including the Offer Letter.

12.          Miscellaneous.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of Grantee.  This Agreement may be executed in one or more counterparts all of which together shall constitute but one instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument effective as of the Grant Date.

CARGURUS, INC.

By:

Title:

I hereby accept the Restricted Stock Units described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all the decisions and determinations of the Committee shall be final, binding and conclusive.

Signature of Grantee

Grantee’s Address: